Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Suite 700 Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 unitedrentals.com

United Rentals to Present at the Morgan Stanley

Seventh Annual Laguna Conference

STAMFORD, Conn. – September 3, 2019 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Morgan Stanley 7th Annual Laguna Conference on Wednesday, September 11, 2019. The conference will include a presentation by Matt Flannery, president and chief executive officer, and Jessica Graziano, chief financial officer.

The presentation, which is scheduled to begin at 3:45 p.m. PT (6:45 p.m. EDT), will be available via the following link: https://cc.talkpoint.com/morg007/091119a_js/?entity=26_67MJ6MS.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,164 rental locations in North America and 11 in Europe. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 18,900 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,000 classes of equipment for rent with a total original cost of $14.57 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com